EXHIBIT 23

                    CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of The Stride Rite Corporation:


   We consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File No. 2-76795, 2-85041, 33-19562, 33-54439 and 33-58567) of The Stride Rite
Corporation of our reports dated January 5, 1996 on our audits of the consolidated financial statements and financial statement schedules of The Stride Rite Corporation as of December 1, 1995 and December 2, 1994 and for the years ended December 1, 1995, December 2, 1994 and December 3, 1993 which reports are included or incorporated by reference in this Annual Report on Form 10-K.




                                   /s/ Coopers & Lybrand L.L.P.
                                   COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 27, 1996